Execution Version

FIRST SUPPLEMENTAL INDENTURE
FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) dated as of January 31, 2020 among ASG INTERNATIONAL, INC., a Delaware corporation, DEFENDER SECURITY CANADA, INC., a Delaware corporation, ADT MS2 LLC, a Delaware limited liability company, DPL TWO LLC, an Indiana limited liability company, DEFENDERS, LLC, an Indiana limited liability company, HOME DEFENDER, INC., an Indiana corporation (each a “New Guarantor” and together, the “New Guarantors”), each a subsidiary of PRIME SECURITY SERVICES BORROWER, LLC (or its successor), a limited liability company organized under the laws of Delaware (the “Company”), and PRIME FINANCE INC. (or its successor), a corporation incorporated under the laws of Delaware (the “Co-Issuer” and, together with the Company, the “Issuers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee and collateral agent under the indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS the Issuers, certain Subsidiary Guarantors and the Trustee have heretofore executed an indenture, dated as of January 28, 2020 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuers’ 6.250% Second-Priority Senior Secured Notes due 2028 (the “Notes”), initially in the aggregate principal amount of $1,300,000,000;

WHEREAS Sections 4.11 and 12.06 of the Indenture provide that under certain circumstances the Issuers are required to cause each New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which each New Subsidiary Guarantor shall unconditionally guarantee all the Issuers’ Obligations under the Notes and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this First Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Subsidiary Guarantor, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.Defined Terms. As used in this First Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this First Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular Section hereof.

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2.Agreement to Guarantee. Each New Subsidiary Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors (if any), to unconditionally guarantee the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3.Notices. All notices or other communications to any New Subsidiary Guarantor shall be given as provided in Section 13.01 of the Indenture.

4.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

7.Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

DEFENDER SECURITY CANADA, INC.

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President, Chief Financial Officer and Treasurer

DPL TWO LLC

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President, Chief Financial Officer and Treasurer

DEFENDERS, LLC

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President, Chief Financial Officer and Treasurer

ADT MS2 LLC

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President, Chief Financial Officer and Treasurer

HOME DEFENDER, INC.

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to 2L Indenture - First Supplemental Indenture]

PRIME SECURITY SERVICES BORROWER, LLC

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President, Chief Financial Officer and Treasurer

PRIME FINANCE INC.

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to 2L Indenture - First Supplemental Indenture]

ASG INTERNATION, INC.

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to 2L Indenture - First Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Tina D. Gonzalez
Name: Tina D. Gonzalez
Title: Vice President

[Signature Page to 2L Indenture - First Supplemental Indenture]